UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37986 (Commission File Number)	47-4219082 (I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida (Address of Principal Executive Offices)	33156 (Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2019, International Money Express, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the selling stockholders listed in schedule A thereto (the “Selling Stockholders”) and Credit Suisse Securities (USA) LLC and Cowen and Company, LLC, as representatives of the several underwriters listed on Schedule B thereto (the “Underwriters”), relating to the underwritten public offering (“Offering”) of 5,217,392 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price to the public of $12.75 per share. The Selling Stockholders also granted the Underwriters a 30-day option to purchase up to 782,608 additional shares of Common Stock at the same price as the initial shares sold to the underwriters. All of the shares of Common Stock being sold pursuant to the Offering are being sold by the Selling Stockholders.

The Offering is being made by the Selling Stockholders pursuant to a shelf registration statement on Form S-3 (Registration No. 333-232888) initially filed by the Company with the United States Securities and Exchange Commission (the “Commission”), on July 30, 2019, and which, as amended (the “Registration Statement”), was declared effective by the Commission on September 6, 2019. A preliminary prospectus supplement and accompanying base prospectus relating to the offering of the shares of Common Stock were filed with the Commission on September 9, 2019 and a prospectus supplement, dated September 11, 2019, relating to the Offering was filed with the Commission on September 12, 2019.  The closing of the Offering is expected to occur on September 16, 2019, subject to the satisfaction of customary closing conditions. The Selling Stockholders will receive all of the net proceeds from the sale of the shares of Common Stock. The Company will not receive any proceeds in the Offering, but will bear certain costs associated with the Offering, other than underwriting discounts and commissions.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders, and the Underwriters, including for liabilities under the Securities Act of 1933 and termination and other provisions customary for transactions of this nature. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

Carlton Fields P.A., counsel to the Company, has issued an opinion to the Company, dated September 12, 2019, regarding the shares of Common Stock to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 11, 2019, by and among the Company, the Selling Stockholders, and the Underwriters.

5.1	Opinion of Carlton Fields P.A.

23.1	Consent of Carlton Fields, P.A. (included in Exhibit 5.1 of this Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: September 12, 2019	By:	/s/ Tony Lauro II
	Name:	Tony Lauro II
	Title:	Chief Financial Officer